Exhibit 99.1

Molecular Templates Announces Up to $40 Million Private Placement Offering

AUSTIN, Texas, July 13, 2023 (GLOBE NEWSWIRE) — Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company focused on the discovery and development of proprietary targeted biologic therapeutics, engineered toxin bodies (“ETBs”), to create novel therapies with potent differentiated mechanisms of action for cancer, announced today it has entered into a definitive securities purchase agreement with certain healthcare investors that will provide up to $40 million in gross proceeds to MTEM through a private placement in two tranches. The financing is being led by existing investor BVF Partners LP and includes existing investors BB Biotech AG and Adage Capital Management, and other leading institutional investors.

The purchase is comprised of an initial tranche of $20 million in exchange for 42.6 million shares of common stock (or pre-funded warrants in lieu thereof) for a purchase price per common share of $0.47, the closing price of the common stock on July 12, 2023, and up to an additional $20 million in a mandatory second tranche if certain stock price and trading levels are achieved within a 12 month period, as described below. The first tranche is expected to close on July 17, 2023, subject to the satisfaction of customary closing conditions.

The second tranche of $20 million, consisting of the sale of an additional 42.6 million shares of common stock (or pre-funded warrants in lieu thereof) on the same pricing terms, would close if the following conditions are met: within a 12 month measurement period defined in the stock purchase agreement, MTEM’s common stock trades for a 10-day volume weighted average price of at least $1.41 per share with aggregate trading volume during the same 10-day period of at least 10 million shares, and other customary closing conditions are satisfied. In addition, upon such second tranche closing, MTEM will issue to the investors common stock warrants representing the right to purchase an additional 85.2 million shares of MTEM common stock at an exercise price of $0.47 per share, in exchange for the payment of $0.125 per warrant. In the aggregate, these warrants would represent 100% warrant coverage of the number of shares of common stock (or pre funded warrants) sold in the initial and second tranche, and would have a term of five years.

Stifel is acting as the sole placement agent in connection with the financing.

MTEM intends to use the net proceeds from the private placement to fund its ongoing clinical studies, working capital and for general corporate purposes and to continue its collaboration activities with BMS.

The securities sold in the private placement, including the common shares underlying the warrants, are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. As part of the securities purchase agreement, MTEM has agreed to file two separate resale registration statements with the Securities and Exchange Commission registering the resale of the securities following the closing of each of the initial and second tranches, respectively.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Molecular Templates

Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,”

“anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the expected timing for the closing of either tranche of the private placement, the prospects that the second tranche will close at all, the prospect that the common stock warrants may be exercised, the potential proceeds to MTEM from the initial and second tranche closings and any exercise of the common stock warrants, and the expected use of proceeds from the private placement.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the continued availability of financing on commercially reasonable terms, whether Molecular Templates’ cash resources will be sufficient to fund its continuing operations; the results of MTEM’s ongoing clinical studies and its collaboration activities with BMS, the ability to effectively operate MTEM and retain key employees post-MTEM’s previously announced restructuring, the ability of MTEM to maintain the continued listing of its common stock on Nasdaq, and those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contacts:

Dr. Grace Kim

Head of Investor Relations

grace.kim@mtem.com